EXHIBIT 12(d)

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                                 SUBSCRIPTION

                                             August 2, 1999


TO:   Board of Directors
      USAA Mutual Fund, Inc.
      10750 Robert F. McDermott Freeway
      San Antonio, TX  78288


Dear Sirs:

     The undersigned hereby subscribes to 10 shares each of the Intermediate-Term Bond Fund, High-Yield Opportunities Fund, and the Small Cap Stock Fund series, on August 2, 1999, with one cent par value, of USAA Mutual Fund, Inc. at a price of $10.00 per share for each Fund and agrees to pay therefore upon demand, cash in the amount of $100 to each of the named Funds.

                                             Very truly yours,

                                             USAA INVESTMENT MANAGEMENT COMPANY


                                             /s/ Michael J.C. Roth
                                             ---------------------
                                       By:   MICHAEL J. C. ROTH
                                             President
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                                                              August 2, 1999


USAA Mutual Fund, Inc.
10750 Robert F. McDermott Freeway
San Antonio, TX 78288

Gentlemen:

     In connection with your sale to us on August 2, 1999 of ten (10) shares of capital stock representing interests in the Intermediate-Term Bond Fund, ten
(10) shares of capital stock representing interests in the High-Yield Opportunities Fund and ten (10) shares of capital stock representing interests in the Small Cap Stock Fund we understand that: (i) your sale of the Shares to us is made in reliance on such sale being exempt under Section 4(2) of the 1933 Act as not involving any public offering; and (ii) in part, your reliance on such exemption is predicated on our representation, which we hereby confirm, that we are acquiring the Shares for investment for our own account as the sole beneficial owner thereof, and not with a view to or in connection with any resale or distribution of the shares or of any interest therein. We hereby agree that we will not sell, assign or transfer the Shares or any interest therein, except upon repurchase or redemption by the Company, unless and until the Shares have been registered under the 1933 Act or you have received an opinion of your counsel indicating to your satisfaction that said sale, assignment or transfer will not violate the provisions of the 1933 Act or any rules or regulations promulgated thereunder.

                                        Very truly yours,

                                        USAA INVESTMENT MANAGEMENT COMPANY



                                        By:   /S/ Michael J. C. Roth
                                              ---------------------------------
                                              MICHAEL J.C. ROTH
                                              President